NSAR ITEM 77O
October 1, 2001 - March 31, 2002
VK Aggressive Growth Fund
10f-3 Transactions


Underwriting # Underwriting    Purchased     Amount of    % of          Date of
                                 From           shares    underwriting  Purchase

    1         Anthem, Inc.     Goldman Sachs     71,800    0.150        10/29/01

    2         AMN Healthcare   UBS Warburg LLC   37,100    0.371        11/12/01
               Services

    3         Alcon, Inc.      Credit Suisse     245,400   0.352         3/21/02



Underwriters for #1
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
McDonald Investments Inc.
Utendahl Capital Partners, L.P.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Epoch Securities, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
Prudential Securities Incorporated
Sandler O'Neill & Partners, L.P.
SunTrust Capital Merkets, Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Blaylock & Partners, L.P.
Dowling & Partners Securities, LLC
C.L. King & Associates, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Melvin Securities, L.L.C.
NatCity Investments, Inc.
Neuberger Berman, LLC
Ramirez & Co., Inc.
Stephens Inc.
Stifel, Nicholaus & Company, Incorporated
May Davis Group, Inc.


Underwriters for #2
Banc of America Securities LLC
UBS Warburg LLC
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Deutsche Banc Alex Brown Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
U.S. Bancorp Piper Jaffray Inc.
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, LLC
Buckingham Research Group
First Southwest Company
Gerard Klauer Mattison & Co., Inc.
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
Morgan Keegan & Company, Inc.
Raymond James & Associates, Inc.
SunTrust Robinson Humphrey
Wells Fargo Van Kasper

Underwriters for #3
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
SG Cowen Securities Corporation
UBS Warburg LLC
ABN AMRO Rothschild LLC
Allen & Company Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
BNP Paribas Securities Corp.
Cazenove & Co. Ltd.
CIBC World Markets Corp.
Daiwa Securities SMBC Europe Limited
Deutsche Banc Alex. Brown Inc.
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
Guzman & Company
Janney Montgomery Scott LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
RBC Dain Rauscher Inc.
Sanders Morris Harris
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.